As filed with the Securities and Exchange Commission on December 13, 2022

Registration No. 333-267893

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VISION MARINE TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Not applicable

(Translation of Registrant’s name into English)

Quebec	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number (if applicable))

730 Boulevard du Curé-Boivin

Boisbriand, Quebec J7G 2A7, Canada

450-951-7009

(Address and telephone number of Registrant’s principal executive offices)

Corporation Service Company
251 Little Falls Drive,

Wilmington, DE 19808
+1 302 636 5401

(Name, address, and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Rob Condon, Esq.

Dentons US LLP

1221 Avenue of the Americas

New York, New York 10020

Telephone: 212-768-6700

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or until the Registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART I

INFORMATION REQUIRED IN PROSPECTUS

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 13, 2022

Preliminary Prospectus

VISION MARINE TECHNOLOGIES INC.

US$50,000,000

Common Shares

Preferred Shares

Warrants

Units

Vision Marine Technologies Inc. (“we”, “us”, “our”, “Vision Marine” or the “Company”) may offer and issue from time to time common shares (“Common Shares”), preferred shares (“Preferred Shares”), warrants (“Warrants”) and units (“Units”) of the Company or any combination thereof (collectively, the “Securities”). The aggregate offering price of the Securities that we may offer and sell under this Prospectus shall not exceed US$50,000,000 (or the equivalent thereof if the Securities are denominated in any other currency or currency unit) during the period that this registration statement (the “Prospectus”), including any amendments hereto, remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more prospectus supplements (each, a “Prospectus Supplement” and together, the “Prospectus Supplements”).

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable (i) in the case of Common Shares, the number of Common Shares offered, the offering price, and any other terms specific to the Common Shares being offered, (ii) in the case of Preferred Shares, the offering price, the designation, and other terms specific to the Preferred Shares being offered (iii) in the case of Warrants, the offering price, the designation, the number and the terms of the Common Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise and any other terms specific to the Warrants being offered, and (iv) in the case of Units, the number of Units offered, the offering price of the Units, the number, designation and terms of the Securities comprising the Units and any procedures that will result in the adjustment of those numbers and any other specific terms applicable to the offering of Units. Where required by statute, regulation or policy, and where Securities are offered in currencies other than United States dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

i

All shelf information permitted under applicable law to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in those jurisdictions. We may offer and sell Securities to, or through, underwriters or dealers and also may offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers, or agents involved in the offering and sale of the Securities and will set forth the terms of the offering of the Securities, the method of distribution of the Securities including, to the extent applicable, the proceeds we will receive and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

Our Common Shares are listed and posted for trading on the Nasdaq Capital Market (“Nasdaq”) under the symbol “VMAR”. On December 12, 2022 (the last trading day prior to the date of this Prospectus), the closing price of the Common Shares on the Nasdaq was US$5.18. Unless otherwise specified in the applicable Prospectus Supplement, any offering of the Preferred Shares, Warrants or Units will be a new issue of Securities with no established trading market and, accordingly, such Securities will not be listed on any securities or stock exchange or on any automated dealer quotation system.

As of December 12, 2022, the aggregate market value of our outstanding common shares held by non-affiliates, or public float, was approximately US$25,572,511.80, based on 8,442,814 outstanding common shares, of which approximately 3,750,610 shares were held by affiliates, and a price of US$5.45 per share, which was the highest reported closing sale price of our common shares on the Nasdaq in the 60 days prior to such date. We have not offered any securities pursuant to General Instruction I.B.5. of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below US$75 million.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this Prospectus and future filings. Please see “Prospectus Summary—Implications of Being an Emerging Growth Company.”

There is no market through which the Preferred Shares, Warrants or Units may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. See “Risk Factors”.

We have prepared this Prospectus in accordance with United States disclosure requirements. Our financial statements are prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), and thus may not be comparable to financial statements of United States companies.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that Vision Marine is incorporated and governed under the laws of the Province of Quebec, Canada, that a number of our officers and directors are residents of countries other than the United States, that some or all of the underwriters, if any, may be residents of a foreign country, and a substantial portion of our assets and some of said persons are located outside the United States.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

Investing in the Securities involves a high degree of risk. Prospective purchasers of the Securities should carefully consider all the information in this Prospectus and in the documents incorporated by reference in this Prospectus. See “Risk Factors” beginning on page 4 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is     , 2022.

ii

You should rely only on the information contained in or incorporated by reference into this Prospectus or any Prospectus Supplement. References to this “Prospectus” include documents incorporated by reference therein. See “Documents Incorporated by Reference”. The information in or incorporated by reference into this Prospectus is current only as of its date. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to offer these Securities.

PROSPECTUS SUMMARY

This Prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process or continuous offering process, which allows the Company to offer and sell any combination of the securities described in this Prospectus in one or more offerings. Using this Prospectus, we may offer up to a total dollar amount of US$50,000,000 of the Securities. All references to “$” or “dollars”, are expressed in Canadian dollars unless otherwise indicated.  All reference to “U.S. dollars”, “USD”, or to “US$” are to United States dollars.

This Prospectus provides you with a general description of the Securities we may offer. Each time we sell Securities pursuant to this registration statement and the Prospectus contained herein, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. That Prospectus Supplement may include additional risk factors about us and the terms of that particular offering. Prospectus Supplements may also add to, update or change the information contained in this Prospectus. To the extent that any statement that we make in a Prospectus Supplement is inconsistent with statements made in this Prospectus, the statements made in this Prospectus will be deemed modified or superseded by those made in such Prospectus Supplement. In addition, as described in the section entitled “Where You Can Find More Information,” we have filed and plan to continue to file other documents with the SEC that contain information about our business. Before you decide whether to invest in any of these securities, you should read this Prospectus, the Prospectus Supplement that further describes the offering of these Securities and the information we file with the SEC.

ABOUT THE COMPANY

Our Business

We are in the business of designing and manufacturing electric outboard powertrain systems and our related technology and the renting of electric boats. We believe that our electric outboard powertrain systems are significantly more efficient and powerful than those currently being offered in the market today. In particular, we have recorded powertrain efficiencies of more than 94%, well above the 54% efficiency that we recorded for our principal competitor’s product. Increases in powertrain efficiency allows for more power and range, both of which are highly desirable characteristics for consumers in the marketplace. Although our primary focus is on electric outboard powertrain technology, we will continue to design, manufacture and sell our high-performance, fully-electric boats to commercial and retail customers. According to Allied Market Research, the global electric boat market will reach US$16.60 billion in 2031 up significantly from US$5 billion in 2021, growing at a compound annual growth rate of 12.9% from 2022 to 2031.

We have developed our first fully-electric outboard powertrain system that combines an advanced battery pack, inverter, high-efficiency motor with proprietary union assembly between the transmission and the electric motor design and extensive control software. Our technologies used in this powertrain system are designed to improve the efficiency of the outboard powertrain and, as a result, increase range and performance. We believe our approach in marketing and selling our powertrain technology to boat designers and manufacturers will enable us to leverage their distribution and servicing systems with minimal capital outlay. We expect our core intellectual property contained within our outboard electric powertrain systems to form the foundation for our future growth and for such systems to represent the majority of our revenue.

We continue to manufacture hand-crafted, highly durable, low maintenance, environmentally-friendly electric recreational powerboats. In our last two fiscal years 2022 and 2021, we manufactured 58 and 49 powerboats, respectively, and we expect to manufacture approximately 60 powerboats in calendar 2023. We sell powerboats to retail customers and operators of rental fleets of powerboats through which we seek to build brand awareness. We intend to continue to build brand awareness by partnering with marina operators to offer rental fleets of electric boats. We conduct our transactions directly to customers through our website or through a network of marinas, distributors and show rooms.

In an effort to improve air quality and protect local water habitats, cities and local municipalities are beginning to ban or restrict the use of gasoline- and diesel-powered boats from local waterways, lakes and rivers. For example, Teal Lake in Michigan, USA, bans the standard use of powerboat motors fueled by gasoline or diesel. This trend is beginning to take hold in other parts of the United States, including Washington state, which has provided clear examples of the harm that gasoline products cause on local waterways, and New Hampshire, where the Department of Safety has published restrictions on the use of gasoline and diesel-powered boats across its state.

In our fiscal year 2021, we expanded our business to include rentals of electric powerboats by acquiring EB Rentals Ltd. (“EBR”), an entity that rents electric boats at the Lido Marina Village in Newport, California. In addition to generating revenues from the rental of our powerboats, EBR builds brand awareness and acts an open-water showroom for potential buyers.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company,” as defined in the U.S. Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions for up to five years from the initial public offering of our Common Shares or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company upon the earliest of the following:

■	the last day of the first fiscal year in which our annual revenues were at least US$1.235 billion;

■	August 31, 2026 (the last day of the fiscal year following the fifth anniversary of the initial public offering of our Common Shares);

■	the date on which we have issued more than US$1 billion of non-convertible debt securities over a three-year period; and

■	the last day of the fiscal year during which we meet the following conditions: (i) the worldwide market value of our common equity securities held by non-affiliates as of our most recently completed second fiscal quarter is at least US$700 million, (ii) we have been subject to U.S. public company reporting requirements for at least 12 months and (iii) we have filed at least one annual report as a U.S. public company.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules for public companies in the United States under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Even if we no longer qualify as an emerging growth company, so long as we remain a foreign private issuer, we will continue to be exempt from such compensation disclosures.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.

Corporate Information

We were incorporated pursuant to the Business Corporations Act (Quebec) on August 29, 2012, under the name Riopel Marine Inc. On April 23, 2020, we changed our name to Vision Marine Technologies Inc. Our principal business is to manufacture and sell or rent electric boats. We have two wholly-owned subsidiaries.

Our principal executive offices are located at 730 Boulevard du Curé-Boivin Boisbriand, Québec J7G 2A7, Canada, Telephone: 450-951-7009.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and certain information incorporated herein by reference contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. The statements contained in this Prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to, (i) those included in our Annual Report on Form 20-F for the fiscal year ended August 31, 2022, (ii) those contained in our other SEC reports described under “Risk Factors,” (iii) those described elsewhere in this Prospectus, and (iv) other factors that we may publicly disclose from time to time. Furthermore, such forward-looking statements speak only as of the date made. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable Prospectus Supplement and any related free writing prospectus, and in our most recent Annual Report on Form 20-F and reports on Form 6-K as updated by our subsequent filings, which are incorporated by reference into this Prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this Prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Common Shares or other securities convertible into or exchangeable for Common Shares at prices that may not be the same as the price per share paid by any investor in an offering in a subsequent Prospectus Supplement. We may sell shares or other securities in any other offering at a price per share that is less than the price per share or other security paid by any investor in an offering in a subsequent Prospectus Supplement, and investors purchasing shares or other securities in the future could have rights superior to you. The price per share at which we sell additional Common Shares or securities convertible or exchangeable into Common Shares, in future transactions may be higher or lower than the price per share paid by any investor in an offering under a subsequent Prospectus Supplement.

There can be no assurance as to the liquidity of the trading market for certain Securities or that a trading market for certain Securities will develop.

We have not applied and do not intend to apply to list the Preferred Shares on any securities exchange. If the Preferred Shares are traded after their initial issue, they may trade at a discount from their initial offering prices depending on the market for similar securities, prevailing interest rates and other factors, including general economic conditions and the Company’s financial condition. There can be no assurance as to the liquidity of the trading market for any Preferred Shares or that a trading market for these securities will develop.

We have not applied and do not intend to apply to list the Warrants on any securities exchange. If the Warrants are traded after their initial issue, they may trade at a discount from their initial offering prices depending on the market for similar securities, prevailing interest rates and other factors, including general economic conditions and the Company’s financial condition. There can be no assurance as to the liquidity of the trading market for any Warrants or that a trading market for these securities will develop.

We have not applied and do not intend to apply to list the Units on any securities exchange. There will be no market through which Units may be sold and purchasers may not be able to resell Units purchased in any offering. If the Units are traded after their initial issue, they may trade at a discount from their initial offering prices depending on the market conditions, prevailing interest rates and other factors, including general economic conditions and our financial condition. There can be no assurance as to the liquidity of the trading market for the Units or that a trading market for such Units will develop.

USE OF PROCEEDS

The net proceeds to be derived from the sale of Securities will be the issue price thereof less any commission paid in connection therewith and the expenses relating to the particular offering of Securities. The net proceeds to us from any offering of Securities, the proposed use of those proceeds and the specific business objectives that we wish to accomplish with such proceeds will be set out in the applicable Prospectus Supplement. There may be circumstances where, on the basis of results obtained or for other sound business reasons, a re-allocation of funds may be necessary or prudent. Accordingly, management of the Company will have broad discretion in the application of the proceeds of an offering of Securities. The actual amount that the Company spends in connection with each intended use of proceeds may vary from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under “Risk Factors” and any other factors set out in the applicable Prospectus Supplement. We may invest funds which we do not immediately use. Such investments may include short-term marketable investment grade securities.

We may, from time to time, issue securities (including debt securities) other than pursuant to this Prospectus. The Company had negative cash flow from operating activities of approximately $11 million and $8.25 million for the years ended August 31, 2022 and August 31, 2021, respectively. The Company cannot guarantee that positive cash flow from operating activities will be obtained. The Company may continue to have negative cash flow from operating activities until sufficient levels of sales are achieved.

MATERIAL CHANGES

Except as otherwise disclosed in this Prospectus there have been no material changes to our operations that have occurred since August 31, 2022, and that have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this Prospectus.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness as of August 31, 2022. This table should be read in conjunction with our audited consolidated financial statements as at August 31, 2022 and for the year ended August 31, 2022, which are incorporated by reference into this Prospectus.

As of August 31, 2022
Cash and Cash Equivalents	$5,824,716
Current portion of long-term debt	72,090
Long-term Debt	155,259
Shareholders’ Equity/(deficiency)
Capital Stock	43,441,591
Contributed Surplus	10,560,886
Accumulated other comprehensive income	697,671
Deficit	(30,671,552)
Total Shareholders’ Equity	24,028,596
Total Capitalization	$24,255,945

There have been no material changes in our share capital and loans and borrowings, on a consolidated basis, since the date of our audited consolidated financial statements as at August 31, 2022 and for the year ended August 31, 2022, which are incorporated by reference in the Prospectus.

DESCRIPTION OF SHARE CAPITAL

The authorized share capital of the Corporation is comprised of one class of shares, being an unlimited number of Common Shares without par value, issuable in four series, of which an unlimited number are designated as Voting Common Shares – Series Founder, an unlimited number are designated as Voting Common Shares – Series Investor 1, an unlimited number are designated as Voting Common Shares – Series Investor 2 and an unlimited number are designated as Non-Voting Common Shares.

As of December 12, 2022, there were a total of (i) 8,442,814 Common Shares issued and outstanding, (ii) options to purchase 1,741,861 Common Shares issued and outstanding, and (iii) warrants to purchase 151,800 Common Shares issued and outstanding.

See “Description of Common Shares,” “Description of Preferred Shares,” “Description of Warrants,” and “Description of Units” for a description of the general terms that will apply to any Securities issued pursuant to this Prospectus. The Securities to be issued in connection with any Offering hereunder will be authorized by our board of directors at such time as the board of directors determines to conduct an Offering hereunder.

Articles of Association

We were incorporated, in Canada, under Part IA of the Companies Act (Quebec) (the “Companies Act” or the “QBCA”). The Company’s Articles of Incorporation as amended, which we refer to as our articles of incorporation, are on file with the Quebec Enterprise Registrar under the Quebec Enterprise Number 1168491927. Our articles of incorporation do not include a stated purpose and do not place any restrictions on the business that the Company carries on.

Remuneration of Directors

Our directors are entitled to the remuneration for acting as directors as the directors may from time to time determine. Unless otherwise provided for in a unanimous shareholder’s agreement, the board of directors fixes, from time to time, by resolution, the remuneration of the directors. In addition, the board of directors, may, by resolution, grant special compensation to a director who performs a specific or additional mandate on behalf of the Corporation. Directors also have the right to be reimbursed for travel expenses and all reasonable costs and expenses incurred in the exercise of their duties.

Number of Directors

Our Articles of Incorporation provide for a minimum of one and a maximum of ten directors. The board of directors is composed of the fixed number of directors, between these minimum and maximum numbers, determined by resolution of the board of directors, or failing that by shareholder resolution. An amendment to the Articles of Incorporation which reduces the number of directors does not end the mandate of the directors in office.

Directors

Our directors are elected each year at the annual shareholder’s meeting. The election of a director is made by plurality of votes; the candidates who collect the greatest number of votes are elected in descending order, up to the number of positions to be filled. Our Articles of Incorporation provide that the board of directors may, between annual meetings, appoint one or more additional directors to serve until the next annual meeting, but the number of additional directors must not at any time exceed the fixed or maximum number of directors provided for by the Articles of Incorporation.

Our directors may from time to time on behalf of our company, without shareholder approval:

•	Take out loans;
•	Issue, reissue, sell or mortgage its debt securities;
•	Give security for the performance of another person’s obligation;
•	Mortgage all or part of his property, present or future, in order to guarantee the performance of any obligation;
•	Fill vacancies in the directors or the auditor or to appoint additional directors;
•	Appoint the chairman of the Corporation and the chairman of the board of directors, the head of management, the head of operations or the head of finance, and fix their remuneration;
•	Authorize the issue of shares;
•	Approve the transfer of unpaid shares;
•	Declare dividends;
•	Acquire, in particular by purchase, redemption or exchange, shares issued by the Corporation;
•	Subdivide, redesign or convert shares;
•	Authorize the payment of a commission to a person who purchases shares or other securities in the Corporation, or who undertakes to buy or to have these shares or values purchased;
•	Approve the financial statements presented at annual meetings of shareholders;

•	Adopt the rules of procedure, modify or repeal them;
•	Authorize calls for payments;
•	Authorize the confiscation of shares;
•	Approve an amendment to the articles allowing the series division of a class of unissued shares and establish the designation, rights and restrictions;
•	Approve a simplified merger.

Rights, Preferences and Restrictions Attaching to Our Shares

Voting Rights

Our Voting Common Shares, subject to the Business Corporations Act, are entitled to vote at every shareholders’ meeting and receive a notice of meeting; each shareholder has one vote per share during the meeting.

Our Non-Voting Common Shares, subject to the Business Corporations Act, do not carry the right to vote at shareholder meetings or to receive notice of such meetings.

Dividends

Our Voting Common Shares and our Non-Voting Common Shares, subject to the Business Corporations Act, carry the right to receive a dividend.

Liquidation and Dissolution

In the event of the Company’s voluntary or involuntary liquidation or dissolution, or any other distribution of the Company’s assets among its shareholders for the purposes of winding up its affairs, the holders of Voting Common Shares and Non-Voting Common Shares shall be entitled to receive, share for share, the remainder of the assets of the Company, with neither preference nor distinction.

The foregoing description of the terms of the Common Shares does not purport to be complete and is subject to and qualified in its entirety by reference to the articles of incorporation, as amended of the Company, which is attached hereto as an Exhibit.

Shareholder Meetings

The Business Corporations Act provides that: (i) the corporation must hold an annual meeting of shareholders; if necessary, it can hold one or more special shareholder’s meetings; (ii) shareholders meeting may be held in Quebec, in any place chosen by the board of directors, or may be held at a location outside Quebec if the articles allow it, or if all the shareholders entitled to vote agree; (iii) an annual meeting must be held within 18 months of the incorporation of the Corporation and, thereafter, within 15 months of the previous annual meeting; (iv) the board of directors may at any time call a special meeting; (v) shareholders holding at least 10% of the shares giving the right to vote at the special meeting requested to be convened may, by means of a notice, request the board of directors to convene a special meeting for the purposes set out in their request.

Limitations on Rights of Non-Canadians

Vision Marine Technologies Inc. is incorporated pursuant to the laws of the Province of Quebec, Canada. There is no law or governmental decree or regulation in Canada that restricts the export or import of capital, or affects the remittance of dividends, interest or other payments to a non-resident holder of Common Shares, other than withholding tax requirements. Any such remittances to United States residents are generally subject to withholding tax, however no such remittances are likely in the foreseeable future. See “Certain Income Tax Considerations,” below.

There is no limitation imposed by Canadian law or by the charter or other constituent documents of our company on the right of a non-resident to hold or vote Common Shares of our company. However, the Investment Canada Act (Canada) (the “Investment Act”) has rules regarding certain acquisitions of shares by non-residents, along with other requirements under that legislation.

The following discussion summarizes the principal features of the Investment Act for a non-resident who proposes to acquire Common Shares of our company. The discussion is general only; it is not a substitute for independent legal advice from an investor’s own advisor; and it does not anticipate statutory or regulatory amendments.

The Investment Act is a federal statute of broad application regulating the establishment and acquisition of Canadian businesses by non-Canadians, including individuals, governments or agencies thereof, corporations, partnerships, trusts or joint ventures (each an “entity”). Investments by non-Canadians to acquire control over existing Canadian businesses or to establish new ones are either reviewable or notifiable under the Investment Act. If an investment by a non-Canadian to acquire control over an existing Canadian business is reviewable under the Investment Act, the Investment Act generally prohibits implementation of the investment unless, after review, the Minister of Innovation, Science and Economic Development, is satisfied that the investment is likely to be of net benefit to Canada.

A non-Canadian would acquire control of our company for the purposes of the Investment Act through the acquisition of Common Shares if the non-Canadian acquired a majority of the Common Shares of our company.

Further, the acquisition of less than a majority but one-third or more of the Common Shares of our company would be presumed to be an acquisition of control of our company unless it could be established that, on the acquisition, our company was not controlled in fact by the acquirer through the ownership of Common Shares.

For a direct acquisition that would result in an acquisition of control of our company, subject to the exception for “WTO-investors” that are controlled by persons who are resident in World Trade Organization (“WTO”) member nations, a proposed investment would be reviewable where the value of the acquired assets is $5 million or more, or if an order for review was made by the federal cabinet on the grounds that the investment related to Canada’s cultural heritage or national identity, where the value of the acquired assets is less than $5 million.

For a proposed indirect acquisition that by an investor other than a so-called WTO investor that would result in an acquisition of control of our company through the acquisition of a non-Canadian parent entity, the investment would be reviewable where the value of the assets of the entity carrying on the Canadian business, and of all other entities in Canada, the control of which is acquired, directly or indirectly is $50 million or more. The threshold is reduced to $5 million or more for a direct acquisition of control of the company by a non-WTO investor.

In the case of a direct acquisition by or from a “WTO investor”, the threshold is significantly higher. An investment in Common Shares of our company by a WTO investor would be reviewable only if it was an investment to acquire control of the company and the enterprise value of the assets of the company was equal to or greater than a specified amount, which is published by the Minister after its determination for any particular year. This amount is currently $1.075 billion (unless the WTO member is party to one of a list of certain free trade agreements, in which case the amount is currently $1.613 billion); beginning January 1, 2019, both thresholds will be adjusted annually by a GDP (Gross Domestic Product) based index.

The higher WTO threshold for direct investments and the exemption for indirect investments do not apply where the relevant Canadian business is carrying on a “cultural business”. The acquisition of a Canadian business that is a “cultural business” is subject to lower review thresholds under the Investment Act because of the perceived sensitivity of the cultural sector.

In 2009, amendments were enacted to the Investment Act concerning investments that may be considered injurious to national security. If the Minister of Innovation, Science and Economic Development has reasonable grounds to believe that an investment by a non-Canadian “could be injurious to national security,” the Minister of Innovation, Science and Economic Development may send the non-Canadian a notice indicating that an order for review of the investment may be made. The review of an investment on the grounds of national security may occur whether or not an investment is otherwise subject to review on the basis of net benefit to Canada or otherwise subject to notification under the Investment Act. To date, there is neither legislation nor guidelines published, or anticipated to be published, on the meaning of “injurious to national security.” Discussions with government officials suggest that very few investment proposals will cause a review under these new sections. In 2016, the government of Canada released a set of guidelines for the national security review process. The guidelines state that, in assessing a proposed investment under the national security provisions of the Investment Act, the nature of the asset or business activities and the parties, including the potential for third party influence, involved in the transaction will be considered. The guidelines also provide a list of factors that may be taken into account to determine whether a review of an investment on national security grounds will be conducted.

Certain transactions, except those to which the national security provisions of the Investment Act may apply, relating to Common Shares of our company are exempt from the Investment Act, including

a)	the acquisition of our Common Shares by a person in the ordinary course of that person’s business as a trader or dealer in securities,
b)	the acquisition of control of our company in connection with the realization of security granted for a loan or other financial assistance and not for a purpose related to the provisions on the Investment Act, and
c)	the acquisition of control of our company by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control in fact of our company, through the ownership of Common Shares, remained unchanged.

DIVIDEND POLICY

To date, we have not paid any dividends on our outstanding Common Shares. The future payment of dividends will depend upon our financial requirements to fund further growth, our financial condition and other factors which our board of directors may consider in the circumstances. We do not contemplate paying any dividends in the immediate or foreseeable futures.

DILUTION

Purchasers of Securities in an offering may suffer immediate and substantial dilution in the net tangible book value per Common Share. Dilution in net tangible book value per share represents the difference between the amount per Common Share paid by purchasers in an offering and the net tangible book value per Common Share immediately after an offering. See “Risk Factors”.

PLAN OF DISTRIBUTION

We may sell the Securities, separately or together, to or through underwriters or dealers purchasing as principals for public offering and sale by them, and also may sell Securities to one or more other purchasers directly or through agents. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters or agents, if any, the purchase price or prices of the Securities and the proceeds we will receive from the sale of the Securities.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices including sales in transactions that are deemed to be “at-the-market” distributions, including sales made directly on the Nasdaq or other existing trading markets for the securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters, if any, have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid to us by the underwriters.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities, the underwriters may over-allot or effect transactions intended to maintain or stabilize the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

DESCRIPTION OF COMMON SHARES

The authorized share capital of the Company is comprised of one (1) class of shares, being an unlimited number of common shares without par value, issuable in four series, of which an unlimited number are designated as Voting Common Shares — Series Founder, an unlimited number are designated as Voting Common Shares — Series Investor 1, an unlimited number are designated as Voting Common Shares — Series Investor 2 and an unlimited number are designated as Non-Voting Common Shares.

As of December 12, 2022, there were a total of (i) 8,442,814 Common Shares issued and outstanding, (ii) options to purchase 1,741,861 Common Shares issued and outstanding, and (iii) warrants to purchase 151,800 Common Shares issued and outstanding.

Common Shares

Voting Rights

Our Voting Common Shares, subject to the Business Corporations Act, are entitled to vote at every shareholders’ meeting and receive a notice of meeting; each shareholder has one vote per share during the meeting.

Our Non-Voting Common Shares, subject to the Business Corporations Act, do not carry the right to vote at shareholder meetings or to receive notice of such meetings.

Dividends

Our Voting Common Shares and our Non-Voting Common Shares, subject to the Business Corporations Act, carry the right to receive a dividend.

Liquidation and Dissolution

In the event of the Company’s voluntary or involuntary liquidation or dissolution, or any other distribution of the Company’s assets among its shareholders for the purposes of winding up its affairs, the holders of Voting Common Shares and Non-Voting Common Shares shall be entitled to receive, share for share, the remainder of the assets of the Company, with neither preference nor distinction.

The foregoing description of the terms of the Common Shares does not purport to be complete and is subject to and qualified in its entirety by reference to the articles of incorporation, as amended of the Company, which is attached hereto as an Exhibit.

Nasdaq Capital Market Listing

Our Common Shares are listed on the Nasdaq Capital Market under the trading symbol “VMAR”.

Transfer Agent

The transfer agent and registrar for the Common Shares in Canada and the United States is Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, Phone: (212) 828-8436.

DESCRIPTION OF THE PREFERRED SHARES

Preferred Shares

The Preferred Shares may be issued at any time, or from time to time, in one or more series. Before any Preferred Shares of a particular series are issued, our board of directors shall, by resolution, fix the number of Preferred Shares that will form such series and shall, by resolution, fix the designation, rights, privileges, restrictions and conditions to be attached to the Preferred Shares of such series.

The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its security holders, for the purpose of winding-up of its affairs.

The Preferred Shares shall be entitled to preference over the Common Shares and any other shares of the Company ranking junior to the Preferred Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs. The Preferred Shares may also be given such other preferences over the Common Shares and any other shares of the Company ranking junior to the Preferred Shares as may be fixed by our board of directors as to the respective series authorized to be issued.

As of the date hereof, the Company has no Preferred Shares issued and outstanding.

DESCRIPTION OF THE WARRANTS

Warrants will typically be offered with Common Shares, with such securities often referred to collectively as a “Unit”, but may be offered separately. The Warrants either will be issued under a warrant indenture or agreement that will be entered into by the Company and a warrant agent at the time of issuance of the Warrants or will be represented by warrant certificates issued by the Company.

Warrants will entitle the holder thereof to receive Common Shares and/or other Securities upon the exercise thereof and payment of the applicable exercise price. A Warrant will be exercisable for a specific period of time at the end of which time it will expire and cease to be exercisable.

Holders of Warrants are not shareholders of the Company. The particular terms and provisions of Warrants offered by this Prospectus and any applicable Prospectus Supplement will be described in the Prospectus Supplement filed in respect of such Warrants. This description may include, without limitation and as applicable: (i) the title or designation of the Warrants; (ii) the number of Warrants offered; (iii) the number of Common Shares and/or other Securities purchasable upon exercise of the Warrants and the procedures for exercise; (iv) the exercise price of the Warrants; (v) the dates or periods during which the Warrants are exercisable and when they expire; (vi) the designation and terms of any other Securities with which the Warrants will be offered, if any, and the number of Warrants that will be offered with each such Security; and (vii) any other material terms and conditions of the Warrants including, without limitation, transferability and adjustment terms and whether the Warrants will be listed on a securities exchange.

DESCRIPTION OF THE UNITS

Units are securities consisting of one or more of the other Securities described in this Prospectus offered together as a “Unit”. A Unit is typically issued such that the holder thereof is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security comprising the Unit. The unit agreement under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately at any time or before a specified date.

The particular terms and provisions of Units offered by this Prospectus and any applicable Prospectus Supplement will be described in the Prospectus Supplement filed in respect of such Units. This description may include, without limitation and as applicable: (i) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; (iii) whether the Units will be issued in fully registered or global form; and (iv) any other material terms and conditions of the Units.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to an offering of Securities, certain Canadian and United States legal matters relating to the offering of such Securities will be passed upon for us by Dentons Canada LLP as to matters relating to Canadian law and by Dentons US LLP as to matters relating to United States federal securities law. In addition, certain legal matters in connection with any offering of Securities may be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and United States law.

EXPERTS

The consolidated financial statements of Vision Marine as of August 31, 2022 and 2021 and for the years ended August 31, 2022 and 2021 appearing in Vision Marine’s Annual Report on Form 20-F for the year ended August 31, 2022 and incorporated herein by reference, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its report incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Vision Marine as of August 31, 2020 and for the year ended August 31, 2020 appearing in Vision Marine’s Annual Report on Form 20-F for the year ended August 31, 2022 and incorporated herein by reference, have been so incorporated in reliance on the report of BDO Canada LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This Prospectus is part of a registration statement we filed with the SEC. This Prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this Prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this Prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front page of this Prospectus, regardless of the time of delivery of this Prospectus or any sale of the securities offered by this Prospectus.

We are subject to the information requirements of the Exchange Act relating to foreign private issuers and applicable Canadian securities legislation and, in accordance therewith, file reports and other information with the SEC and securities regulatory authorities in Canada. Investors may read and download documents we have filed with the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov. The reports and information we file in Canada are available to the public free of charge on SEDAR at www.sedar.com.

The Company makes available free of charge its annual, quarterly and current reports and other information upon request. To request such materials, please contact the Corporate Secretary at the following address or telephone number: Vision Marine Technologies Inc., 730 Boulevard du Curé-Boivin Boisbriand, Quebec J7G 2A7, Canada, Attention: Corporate Secretary; (450) 951-7009. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this Prospectus.

The Company maintains its website at https://visionmarinetechnologies.com. The Company’s website and the information contained therein or connected thereto are not incorporated into this Prospectus.

EXPENSES

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commissions and expenses reimbursed by us, if any, to be incurred in connection with a distribution of an assumed amount of US$50,000,000 of Securities under the offering.

SEC registration fees	US$5,510
Nasdaq Listing fees	*
Printing Expenses	*
Legal fees and expenses	*
Accountants’ fees and expenses	*
Transfer agent fees and expenses	*
Miscellaneous	*
Total	US$*

*	To be provided by a Prospectus Supplement, or as an exhibit to a Report on Form 6-K that is incorporated by reference into this Prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge upon written or oral request from our Corporate Secretary at 730 Boulevard du Curé-Boivin Boisbriand, Québec J7G 2A7, Canada (telephone (450)-951-7009). Copies of these documents are also available through the Internet on the SEC’s Electronic Data Gathering and Retrieval System, which can be accessed online at www.sec.gov and at our website at https://visionmarinetechnologies.com.

The following documents, which we filed or furnished with the SEC, as applicable, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)	The Company’s Annual Report on Form 20-F dated November 29, 2022 for the year ended August 31, 2022 filed with the SEC on November 30, 2022;

(b)	The description of the Company’s Common Shares in our registration statement on Form 8-A filed with the SEC on November 20, 2020, including any amendments or reports filed for the purpose of updating such description; and

(c)	The Current Reports on Form 6-K furnished to the SEC on September 22, 2022, September 30, 2022, October 18, 2022, December 2, 2022, and December 13, 2022.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and any document of the type referred to in the preceding paragraph, subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered by this Prospectus are incorporated by reference into this Prospectus and form part of this Prospectus from the date of filing or furnishing of these documents. We may incorporate by reference into this Prospectus any Form 6-K that is submitted to the SEC after the date of the filing of the registration statement of which this Prospectus forms a part and before the date of termination of this offering. Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this Prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us and the readers should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.

A Prospectus Supplement containing the specific terms of an offering of Securities and other information relating to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement only for the purpose of the offering of the Securities covered by that Prospectus Supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

INDEMNIFICATION FOR SECURITIES ACT

LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or person controlling the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

EXCHANGE CONTROLS

There are no governmental laws, decrees, regulations or other legislation, including foreign exchange controls, in Canada which may affect the export or import of capital or that may affect the remittance of dividends, interest or other payments to non-resident holders of the Company’s securities. Any remittances of dividends to United States residents, however, are subject to a withholding tax pursuant to the Income Tax Act (Canada) and the Canada-U.S. Income Tax Convention (1980), each as amended. Remittances of interest to U.S. residents entitled to the benefits of such Convention are generally not subject to withholding taxes except in limited circumstances involving participating interest payments. Certain other types of remittances, such as royalties paid to U.S. residents, may be subject to a withholding tax depending on all of the circumstances.

CERTAIN INCOME TAX CONSIDERATIONS

Material income tax consequences relating to the purchase, ownership and disposition of any of the Securities offered by this Prospectus will be set forth in the applicable Prospectus Supplement relating to the offering of those Securities. You are urged to consult your own tax advisors prior to any acquisition of our Securities.

ENFORCEMENT OF CIVIL LIABILITIES

We are a corporation organized under the laws of Canada, and all of our directors and officers, as well as the Canadian independent registered chartered accountants named in the “Experts” section of this prospectus, reside outside of the United States. Service of process upon such persons may be difficult or impossible to effect within the United States. Furthermore, because a substantial portion of our assets, and substantially all the assets of our directors and officers and the Canadian experts named herein, are located outside of the United States, any judgment obtained in the United States, including a judgment based upon the civil liability provisions of United States federal securities laws, against us or any of such persons may not be collectible within the United States.

In addition, there is doubt as to the applicability of the civil liability provisions of United States federal securities law to original actions instituted in Canada. It may be difficult for an investor, or any other person or entity, to assert United States securities laws claims in original actions instituted in Canada. However, subject to certain time limitations, a foreign civil judgment, including a United States court judgment based upon the civil liability provisions of United States federal securities laws, may be enforced by a Canadian court, provided that:

•	the judgment is enforceable in the jurisdiction in which it was given;
•	the judgment was obtained after due process before a court of competent jurisdiction that recognizes and enforces similar judgments of Canadian courts, and the court had authority according to the rules of private international law currently prevailing in Canada;
•	adequate service of process was effected and the defendant had a reasonable opportunity to be heard;
•	the judgment is not contrary to the law, public policy, security or sovereignty of Canada and its enforcement is not contrary to the laws governing enforcement of judgments;
•	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;
•	the judgment is no longer appealable; and
•	an action between the same parties in the same matter is not pending in any Canadian court at the time the lawsuit is instituted in the foreign court.

Foreign judgments enforced by Canadian courts generally will be payable in Canadian dollars. A Canadian court hearing an action to recover an amount in a non-Canadian currency will render judgment for the equivalent amount in Canadian currency.

The name and address of our agent for service of process in the United States is Corporation Service Company, 251 Little Falls Road, Wilmington, DE 19808.

VISION MARINE TECHNOLOGIES INC.

US$50,000,000

Common Shares

Preferred Shares

Warrants

Units

, 2022

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

ITEM 8.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Business Corporations Act (Québec) (the “QBCA”), a corporation must indemnify a director or officer of the corporation, a former director or officer of the corporation or any other person who acts or acted at the corporation’s request as a director or officer of another group, against all costs, charges and expenses reasonably incurred in the exercise of their functions, including an amount paid to settle an action or satisfy a judgment, or arising from any investigative or other proceeding in which the person is involved if (1) the person acted with honesty and loyalty in the interest of the corporation or, as the case may be, in the interest of the other group for which the person acted as director or officer or in a similar capacity at the corporation’s request; and (2) in the case of a proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that his or her conduct was lawful. The corporation must also advance moneys to such a person for the costs, charges and expenses of a proceeding referred to above. In the event that a court or any other competent authority judges that the conditions set out in (1) and (2) are not fulfilled, the corporation may not indemnify the person and the person must repay to the corporation any moneys advanced for such purposes. Furthermore, the corporation may not indemnify such person if the court determines that the person has committed an intentional or gross fault. In such a case, the person must repay to the corporation any moneys advanced. A corporation may also, with the approval of the court, in respect of an action by or on behalf of the corporation or other group as referred to above, against such a person, advance the necessary moneys to the person or indemnify the person against all costs, charges and expenses reasonably incurred by the person in connection with the action, if the person fulfills the conditions set out in this paragraph.

In accordance with and subject to the QBCA, the articles of the Company provide that the Company shall indemnify a director or officer of the Company, a former director or officer of the Company, or a person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and his or her heirs and legal representatives, to the extent permitted by the QBCA, as set forth above.

The Company maintains directors’ and officers’ liability insurance which insures the directors and officers of the Registrant and its subsidiaries against certain losses resulting from any wrongful act committed in their official capacities for which they become obligated to pay, to the extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9.	EXHIBITS

The following exhibits have been filed as part of this registration statement:

1.1**	Form of Underwriting Agreement

3.1(1)	Certificate of Incorporation

3.2(1)	Certificate of Amendment

4.1(2)	Share Certificate – Common Shares

4.2**	Form of Subscription Agreement

4.3**	Form of Warrant Agreement

4.4**	Form of Warrant Certificate

4.5**	Form of Unit Agreement

5.1(3)	Opinion of Dentons Canada LLP

23.1*	Consent of BDO Canada LLP

23.2*	Consent of Ernst & Young LLP

23.3(3)	Consent of Dentons Canada LLP (included in Exhibit 5.1)

24.1(3)	Powers of Attorney (included on the signature page)

107(3)	Filing Fee Table

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, including any Report of Foreign Private Issuer on Form 6-K, and incorporated herein by reference if necessary or required by the transaction.

(1)	Filed as an exhibit to our Registration Statement on Form F-1, as filed with the SEC on July 9, 2020, and incorporated herein by reference.
(2)	Filed as an exhibit to Amendment Number 2 to our Registration Statement on Form F-1, as filed with the SEC on September 22, 2020, and incorporated herein by reference.

(3)	Filed as an exhibit to our Registration Statement on Form F-3, as filed with the SEC on October 14, 2022, and incorporated herein by reference.

ITEM 10.	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boisbriand, Province of Quebec, Canada, on December 13, 2022.

VISION MARINE TECHNOLOGIES INC.

By:	/s/ Alexandre Mongeon
Name:	Alexandre Mongeon
Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated, on December 13, 2022.

/s/ Alexandre Mongeon	Chief Executive Officer (Principal Executive Officer) and Director
Alexandre Mongeon

/s/ Kulwant Sandher	Chief Financial Officer (Principal Financial Officer)
Kulwant Sandher

*	Chairman
Alan D. Gaines

*	Director
Steve P. Barrenechea

*	Head of Performance & Special Projects and Director
Patrick Bobby

*	Director
Renaud Cloutier

*	Director
Luisa Ingargiola

* by Alexandre Mongeon, attorney-in-fact.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on December 13, 2022.

VISION MARINE TECHNOLOGIES INC.

By:	/s/ Alan D. Gaines
Name:	Alan D. Gaines
Title:	Chairman